SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934


PITTSBURGH & WEST VIRGINIA RAILROAD
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)



        1-5447                                 25-6002536
(Commission File Number)       (I.R.S. Employer Identification No.)


55 Edison Avenue, West Babylon, New York     11704
(Address of Principal Executive Offices) (Zip Code)

                   (212) 750-0373
 (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



SECTION 5: CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Principal Officers; Election of
Directors; Appointment of Principal Officers

Item 5.02(b)
On April 28, 2011, the Trustees of Pittsburgh & West Virginia Railroad (the "Trust") appointed William S. Susman (47) to serve as a trustee from this date through the next annual shareholders meeting to be held in May 2011. Mr. Susman has 20 years of investment banking experience, including significant experience in the transportation and railroad industry. As the former head of Merrill Lynch's Transportation and Consumer Group, Mr. Susman advised numerous railroad clients, including Burlington Northern, CSX, Kansas City Southern, Norfolk Southern Railways, TMM and Union Pacific. Mr. Susman is currently the CEO of a boutique investment bank, William Susman Advisory, which is affiliated with Milestone Advisors. Prior to founding William Susman Advisory, he was President of Financo, an investment bank focused on retail and consumer goods. Mr. Susman began his investment banking career at Salomon Brothers within their transportation group. Mr. Susman sits on the boards of two private companies: Major Brands and Jonathan Adler Enterprises. Mr. Susman is a graduate of the University of Michigan, with a B.S. in Business Administration and earned a Masters from the Kellogg Graduate School of Management at Northwestern. Mr. Susman joins Mr. Virgil Wenger and Mr. Haynes as independent trustees as defined in Section 803A of the NYSE Amex LLC Company Guide.

SECTION 8: OTHER EVENTS

Item 8.01
On April 29, the Trust released a press release announcing: (i) the appointment of Mr. William S. Susman as Trustee to serve until its annual meeting in May 2011; and (ii) the launch of its new corporate website at wwww.pwreit.com.

A copy of this press release is attached to this report as Exhibit
99.1 and incorporated herein by reference.



SECTION 9	FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit
No.	Description
99.1	Press Release of Pittsburgh & West Virginia Railroad
	dated April 29, 2011



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: April 29, 2011

PITTSBURGH & WEST VIRGINIA RAILROAD

By:        	/s/ David H. Lesser
Name:		David H. Lesser
Title:     	CEO and Chairman